Exhibit 5.1

Asia
Pacific
Bangkok
Beijing
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta
Kuala Lumpur
Manila
Melbourne
Shanghai
Singapore
Sydney
Taipei
Tokyo
Europe & Middle East
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Bologna
Brussels
Budapest
Cairo
Düsseldorf
Frankfurt / Main
Geneva
Kyiv
London
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich
North & South America
Bogotá
Brasilia
Buenos Aires
Caracas
Chicago
Chihuahua
Dallas
Guadalajara
Houston
Juarez
Mexico City
Miami
Monterrey
New York
Palo Alto
Porto Alegre
Rio de Janeiro
San Diego
San Francisco
Santiago
Sao Paulo
Tijuana
Toronto
Valencia
Washington, DC
Baker & McKenzie LLP
Pennzoil Place, South Tower
711 Louisiana, Suite 3400
Houston, Texas 77002-2746, USA
Tel: +1 713 427 5000
Fax: +1 713 427 5099
www.bakermckenzie.com
September 16, 2010
Weatherford International Ltd.
(a Swiss joint-stock corporation)
Weatherford International Ltd.
(a Bermuda exempted company)
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027 -3415
Ladies and Gentlemen:
     We have acted as securities counsel for Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”) and Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware,” and together with Weatherford Bermuda and Weatherford Switzerland, the “Companies”), in connection with their filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) unsecured debt securities of Weatherford Bermuda, in one or more series (the “Debt Securities”), and (ii) guarantees of the Debt Securities by Weatherford Switzerland and Weatherford Delaware (collectively, the “Guarantees”). The Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities”). The Offered Securities will be issued under the Indenture, dated October 1, 2003, as supplemented by the Third Supplemental Indenture, dated February 26, 2009 (the “Indenture”), among the Companies and Deutsche Bank Trust Company Americas, trustee (the “Trustee”), as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Offered Securities.
     We have reviewed the originals, or photostatic or certified copies, of (i) the certificate of incorporation and by-laws of Weatherford Delaware, as amended to the date hereof, (ii) resolutions adopted by the board of directors of Weatherford Delaware, (iii) the Indenture, (iv) the form of Registration Statement (including the form of base prospectus which forms a part of the Registration Statement), and (v) such records of the Companies, certificates of officers of the Companies and public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.
Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

     In rendering the opinions set forth below, we have also assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Companies) any document reviewed by us had authority to sign in such capacity, (iv) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (v) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (vi) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) any supplemental indenture (“Supplemental Indenture”) under the Indenture relating to a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (viii) with respect to the Debt Securities, the applicable trustee shall have been designated and qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such trustee, and (ix) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Companies and the other parties thereto.
     We have also assumed that the Companies have complied and will comply with all aspects of the laws of all relevant jurisdictions (including, as applicable, the laws of Switzerland, Bermuda and the State of Delaware) in connection with the transactions contemplated by, and the performance of their obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and the applicable Supplemental Indenture will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Companies of, and the performance of their respective obligations under, the Indenture, the applicable Supplemental Indenture and the Offered Securities will not, violate, conflict with or constitute a default under (i) the respective governing documents of Weatherford Switzerland, Weatherford Bermuda and Weatherford Delaware or any agreement or other instrument to which the Companies or their properties are subject, (ii) any law, rule or regulation to which the Companies are subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, the relevant board of directors or a duly authorized committee thereof will have adopted resolutions setting forth, among other things, the offering price or formula pursuant to which such offering price may be determined with respect to such Offered Securities and the Supplemental Indenture, (ii) each note, instrument or other executed document evidencing Offered Securities will be duly authorized, executed and delivered by the Companies under applicable law,

(iii) the choice of New York law in the Indenture and the Supplemental Indenture is legal and valid under the laws of any other applicable jurisdictions, (iv) the execution and delivery by the Companies of each of the Supplemental Indenture and each other note, instrument or executed document evidencing Offered Securities and the performance by the Companies of their obligations thereunder will not violate or conflict with any laws of Switzerland or Bermuda and (v) the Companies will have otherwise complied with all aspects of the laws of Bermuda and Switzerland, as applicable, in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.
     Based upon and subject to the foregoing, we are of the opinion that, with respect to any series of Debt Securities to be offered by Weatherford Bermuda (the “Offered Debt Securities”) and any Guarantees of the Offered Debt Securities to be offered by Weatherford Switzerland and Weatherford Delaware (collectively, the “Offered Guarantees”) pursuant to the Registration Statement, when (i) the terms of the Offered Debt Securities and the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture, (ii) the Offered Debt Securities and the Offered Guarantees have been offered and sold in accordance with the Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) a Supplemental Indenture relating to the Offered Debt Securities and the Offered Guarantees has been duly executed and delivered by each party thereto and the Offered Debt Securities and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture (including the Supplemental Indenture) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any Debt Securities) and the Offered Guarantees will be binding obligations of Weatherford Bermuda, Weatherford Switzerland and Weatherford Delaware, respectively.
     The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, liquidation, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.
     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the Supplemental Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including all relevant provisions of the Delaware Constitution) and the federal laws of the United States of America and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist. We are not admitted or qualified to practice law in Bermuda or Switzerland. We note that you have obtained opinions of Conyers Dill & Pearman Limited and Baker & McKenzie Geneva, filed as exhibits to the Registration Statement, with respect to matters governed by the laws of Bermuda and Switzerland.
     This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
Very truly yours,
/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP

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